Exhibit 5.1

Seanergy Maritime Holdings Corp. 154 Vouliagmenis Avenue 166 74 Glyfada Athens, Greece

Our reference: 31339.50005/80783411v2

February 19, 2021

Re: Seanergy Maritime Holdings Corp.

Ladies and Gentlemen:

We have acted as counsel to Seanergy Maritime Holdings Corp., a Marshall Islands corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form F-3 (File No. 333-226796, as amended, the “Registration Statement”), and a prospectus included therein (the "Base Prospectus"), which became effective with the U.S. Securities and Exchange Commission (the "Commission") pursuant to the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”) on August 17, 2018, and the preparation of a prospectus supplement to the base prospectus dated February 16, 2021 (the "Prospectus Supplement" and, together with the Base Prospectus, the "Prospectus") with respect to the Company's registered direct offering (the "Offering") of 44,150,000 shares of its common stock, par value $0.0001 per share (the "Common Shares").

As such counsel, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the following documents:

(a)	the Registration Statement, the Base Prospectus and the Prospectus Supplement;

(b)	the Placement Agency Agreement dated February 16, 2021 between the Company and Maxim Group LLC as sole placement agent;

(c)	the Securities Purchase Agreement dated February 16, 2021 between the Company and the purchasers named therein; and

(d)
such other papers, documents, agreements, certificates of public officials and certificates of representatives of the Company as we have deemed relevant and necessary as the basis for the opinions hereafter expressed.

In such examination, we have assumed (a) the legal competence or capacity of persons or entities (other than the Company) to complete the execution of documents, (b) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (c) the conformity to original documents of all documents submitted to us as conformed or photostatic copies, (d) that the documents reviewed by us in connection with the rendering of the opinions set forth herein are true, correct and complete, and (e) the truthfulness of each statement as to all factual matters contained in any document or certificate encompassed within the due diligence review undertaken by us. As to matters of fact material to this opinion that have not been independently established, we have relied upon the representations and certificates of officers or representatives of the Company and of public officials, in each case as we have deemed relevant and appropriate. We have not independently verified the facts so relied on.

We have further assumed for the purposes of this opinion, without investigation, that (i) all documents contemplated by the Prospectus to be executed in connection with the Offering have been duly authorized, executed and delivered by each of the parties thereto other than the Company, and (ii) the terms of the Offering comply in all respects with the terms, conditions and restrictions set forth in the Prospectus and all of the instruments, agreements and other documents relating thereto or executed in connection therewith.

This opinion letter is limited to Marshall Islands law and is as of the date hereof. We expressly disclaim any responsibility to advise of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein.

Based on the foregoing and having regard to legal considerations which we deem relevant, we are of the opinion that:

1.	The Common Shares have been duly authorized by the Company.

2.
The Common Shares, when issued, sold and paid for in accordance with the terms of the Registration Statement, the Prospectus, the Placement Agency Agreement and the Securities Purchase Agreement, will be validly issued, fully paid, and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement, the discussion of this opinion in the Registration Statement, and the references to our firm in the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act.

Very truly yours,

Watson Farley & Williams LLP

/s/ Watson Farley & Williams LLP